Coffee Holding Co., Inc. Reports Results for Three Months Ended January 31, 2017

STATEN ISLAND, New York – March 17, 2017. Coffee Holding Co., Inc. (Nasdaq: JVA) (the “Company” or “Coffee Holding Company”) today announced its operating results for the three months ended January 31, 2017

Net Sales. Net sales totaled $19,632,367 for the three months ended January 31, 2017, a decrease of $3,173,030, or 13.9%, from $22,805,397 for the three months ended January 31, 2016. The decrease in net sales reflects the Company’s reduced wholesale transactions with our largest wholesale green coffee customer of approximately $7,645,000 which was partially offset by a gain of approximately $4.4 million in sales of both branded and private label coffee to both new and existing customers.

Cost of Sales. Cost of sales for the three months ended January 31, 2017 was $16,500,776, or 84.1% of net sales, as compared to $20,154,348, or 88.4% of net sales, for the three months January 31, 2016. Cost of sales consists primarily of the cost of green coffee and packaging materials and realized and unrealized gains or losses on hedging activity. The decrease in cost of sales reflects lower commodity prices during the quarter and reduced wholesale transactions with the Company’s largest wholesale green coffee customer.

Gross Profit. Gross profit for the three months ended January 31, 2017 was $3,131,591, an increase of $480,542 from $2,651,049 for the three months ended January 31, 2016. Gross profit as a percentage of net sales increased to 16% for the three months ended January 31, 2017 from 11.6% for the three months ended January 31, 2016. The increase in gross profits was due to improved margins on the Company’s wholesale and roasted business.

Operating Expenses. Total operating expenses increased by $678,371 to $2,519,181 for the three months ended January 31, 2017 from $1,840,810 for the three months ended January 31, 2016. The quarter ended January 31, 2017 included approximately $245,000 of selling and administrative expenses from the Company’s subsidiary “SONO”, which was not in the January 31, 2016 numbers. Also, the Company incurred increases in shipping expenses of $190,056, salary expense of $69,534, commission expense of $20,984, medical insurance expense of $30,423, depreciation expense of $22,439, professional fees of $61,301 and bank charges of $8,945. These increases are all the result of the Company’s reinvestment in its growth and expansion strategy.

Net Income. The Company had net income of $375,782 or $0.06 per share basic and diluted, for the three months ended January 31, 2017 compared to net income of $439,569, or $0.07 per share basic and diluted for the three months ended January 31, 2016. The decrease in net income was due primarily to the reasons described above.

“A sales decline of approximately $7.6 million to our largest wholesale green coffee customer was offset by a gain of approximately $4.4 million in sales of both branded and private label coffee to both new and existing customers. Excluding that sales decline, I am happy to report we grew our business by 19%. Our continued focus has been to grow the business while not sacrificing margins and I believe we accomplished both of those objectives during the quarter as we achieved a 16% gross profit margin versus last year’s 11.6% gross profit margin even as coffee prices fell to seven month lows during the period,” said Andrew Gordon President and CEO of Coffee Holding Company.

“Our profitability for the quarter was impacted by an increase in our selling, general and administrative expenses, which rose by $678,000, reflecting the growth and expansion within our business. Many of these costs are non-recurring, but impacted our financial statements at one time and prevented us from having a stronger performance from a bottom line perspective. Going forward, we believe our growth initiatives will continue to have a positive impact on both revenues and profitability. Also, towards the end of the quarter, we initiated a price increase as many national brands increased their selling prices which we believe will have a positive impact on our gross margins. We also gained distribution in approximately 125 Kmart stores on our Café Caribe, building upon the momentum we achieved last year for new distribution of our leading flagship brand. Although our Sonofresco acquisition, which was completed in June 2016, has not yet had a meaningful impact on our profitability as expected, we have entered the Dubai market with a transaction of roaster sales confirming our belief that we can gain market presence in the United States and internationally with our table top roaster concept.”

“In addition, at the end of February, we completed our acquisition of Comfort Foods, Inc., a regional roaster in the Northeast with trailing twelve month revenue of approximately $7.3 million. This transaction gives us the distribution rights to the Harmony Bay brand with its uniquely patented molded canisters and diverse flavor profiles, currently sold in over 1,000 stores, to accompany our already diverse portfolio of strong regional retail coffee brands. We believe this acquisition will increase our overall presence and subsequent economies of scale at many of Harmony’s current retail accounts in the Northeast. Through our national platform, we believe we can expand the brand’s distribution over an even wider marketing area.”

“In conjunction with this transaction, we renegotiated the ten year lease for the fully equipped and spacious modern roasting facility of Comfort Foods on much more favorable terms which we expect will provide us with a highly efficient and economical space in which to conduct our roasting and packaging operations. We will begin roasting coffee on the East coast again, giving us our third manufacturing facility. We believe that our ability to roast in Colorado, Massachusetts and Ohio will add synergistic value to our manufacturing and roasting abilities and enable us to achieve higher margins and renewed efficiencies for both current and potential new business over the next several years. We also believe this transaction will create logistical savings for many of our sales transacted on the Eastern seaboard and will also increase our competitive advantage at a number of current and potential accounts in the Northeast marketing area,” added Mr. Gordon.

About Coffee Holding

Coffee Holding Co., Inc. is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding has been a family-operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy. The Company’s private label and branded coffee products are sold throughout the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi-unit retail customers.

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s outlook on future margin performance and its share repurchase program. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. We have based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events. It is possible that the assumptions made by management for purposes of such statements may not materialize. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, hedging activities, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

Company Contact

Coffee Holding Co., Inc.

Andrew Gordon

President & CEO

718-832-0800